Interactive Intelligence Reports 2008 Fourth Quarter and Full-Year Results
Record quarterly revenues; annual revenue growth of 10.5 percent

INDIANAPOLIS, Jan. 29, 2009 -- Interactive Intelligence (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced results for its fourth quarter and year, ended Dec. 31, 2008.

The company is reporting 2008 fourth quarter total revenues of $31.3 million, compared to $29.3 million in the fourth quarter of 2007. Total revenues for 2008 were $121.4 million, compared to $109.9 million in 2007, an increase of 10.5 percent.

“We are pleased to report double-digit annual revenue growth,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “Our product revenue growth rate was reduced from the prior year by the economic down-turn which slowed end-user spending. Despite this tougher economic environment, during 2008 we licensed our solutions to 366 new customers, a record number for a single year, and we managed a notable increase in services revenues with our growing customer base.”

Fourth quarter 2008 results include:
•	Product revenues of $15.4 million, compared to $15.2 million in the fourth quarter of 2007;
•	Services revenues of $15.9 million, compared to $14.1 million in the fourth quarter of 2007;
•	Gross margins of 67 percent, the same as in the fourth quarter of 2007;
•	Net income on a generally accepted accounting principles (GAAP) basis of $1.5 million, with diluted earnings per share (EPS) of $0.08; and
•	Net income on a non-GAAP* basis of $3.2 million, with EPS of $0.18, compared to non-GAAP net income of $3.1 million and EPS of $0.16 in the fourth quarter of 2007.

Non-GAAP net income and EPS exclude charges for stock-based compensation of $651,000, or EPS of $0.04, and non-cash income tax expense of approximately $1.1 million, or EPS of $0.06, for the fourth quarter of 2008, and charges for stock-based compensation of $840,000, or EPS of $0.04, and non-cash income tax benefit of $8.1 million, or EPS of $0.41, for the fourth quarter of 2007.

The fourth quarter of 2008 operating expenses include a reduction of $577,000 resulting from the resolution of certain tax disputes in France.

Full year 2008 results include:
•	Product revenues of $60.3 million, compared to $57.7 million in 2007;
•	Services revenues of $61.2 million, compared to $52.2 million in 2007;
•	Gross margins of 68 percent, the same as 2007;
•	Net income on a GAAP basis of $4.3 million, with EPS of $0.23; and
•	Net income on a non-GAAP basis of $10.5 million, with EPS of $0.56, in 2008, compared to non-GAAP net income of $12.5 million and EPS of $0.65 in 2007.

“While 2009 comes with some market uncertainty, we believe that we have good expense controls in place, very exciting products under development, and we continue to offer a distinct competitive advantage with our SIP-based, all-in-one software architecture”, Dr. Brown said.

Non-GAAP net income and EPS exclude charges for stock-based compensation of $3.0 million, or EPS of $0.16, and non-cash income tax expense of approximately $3.2 million, or EPS of $0.17, for 2008, and charges for stock-based compensation of $3.1 million, or EPS of $0.16, and non-cash income tax benefit of $8.1 million, or EPS of $0.42, for 2007.

Other financial highlights in 2008 include:
•	Purchases of 1.2 million shares of outstanding common stock totaling $10.0 million for the year, including 851,000 shares for $6.6 million in the fourth quarter;
•	Deferred revenues totaling $43.1 million as of Dec. 31, 2008, up from $40.8 million as of Dec. 31, 2007;
•	Cash flows from operations of $14.6 million, compared to $20.2 million in 2007; and
•	Cash and investment balances as of Dec. 31, 2008 totaling $45.5 million with no debt.

The company will host a conference call Thursday, Jan. 29 at 4:30 p.m. Eastern time (EST), featuring the company’s founder and CEO, Dr. Donald E. Brown, and its CFO, Stephen R. Head. There will be a live Q&A session following opening remarks.

To access the teleconference, please dial 1 877.675.4751 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence fourth quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com/.  An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and enterprise messaging. The company was founded in 1994 and has more than 3,000 customers worldwide. Interactive Intelligence is among Software Magazine’s top 500 global software and services suppliers, is ranked among NetworkWorld’s top 200 North American networking vendors, is a BusinessWeek “hot growth 50” company, and is among FORTUNE Small Business magazine’s top 100 fastest growing companies. The company is also positioned in the leaders quadrant of the Gartner 2008 Contact Center Infrastructure, Worldwide Magic Quadrant report. Interactive Intelligence employs approximately 600 people and is headquartered in Indianapolis, Indiana. It has six global corporate offices with additional sales offices throughout North America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

* Non-GAAP Measures
The non-GAAP measures shown in this release exclude non-cash stock-based compensation expense for stock options and non-cash income tax benefits/expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Further, management believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with historical periods because certain historical periods excluded stock-based compensation expense for stock options (prior to 2007) and income tax expense and benefits have varied significantly and are primarily non-cash. Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its peers in the software industry. Because stock-based compensation expense and non-cash income tax benefits/expense amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options and non-cash income tax amounts for its internal budgets.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

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Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Product	$15,403	$15,189	$60,256	$57,673
Services	15,854	14,087	61,150	52,228
Total revenues	31,257	29,276	121,406	109,901
Costs of revenues:
Product	4,705	3,986	15,446	14,159
Services	5,648	5,619	23,692	21,094
Total cost of revenues	10,353	9,605	39,138	35,253
Gross profit	20,904	19,671	82,268	74,648
Operating expenses:
Sales and marketing	9,406	9,606	39,295	36,368
Research and development	5,437	4,568	21,539	17,040
General and administrative	3,409	3,586	14,678	13,246
Total operating expenses	18,252	17,760	75,512	66,654
Operating income	2,652	1,911	6,756	7,994
Other income:
Interest income, net	156	453	1,288	1,721
Other expense	(216)	(27)	(242)	(96)
Total other income (expense)	(60)	426	1,046	1,625
Income before income taxes	2,592	2,337	7,802	9,619
Income tax benefit (expense)	(1,140)	8,000	(3,464)	7,837
Net income	$1,452	$10,337	$4,338	$17,456

Net income per share:
Basic	$0.09	$0.58	$0.24	$1.00
Diluted	0.08	0.53	0.23	0.91

Shares used to compute net income per share:
Basic	17,082	17,757	17,746	17,481
Diluted	17,711	19,524	18,740	19,251

Interactive Intelligence, Inc.
Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net income, as reported	$1,452	$10,337	$4,338	$17,456
Non-cash stock-based compensation expense:
Cost of services	47	63	201	247
Sales and marketing	217	362	1,093	1,305
Research and development	196	154	833	565
General and administrative	191	261	839	1,009
Total	651	840	2,966	3,126
Non-cash income tax expense (benefit)	1,090	(8,091)	3,202	(8,091)
Non-GAAP net income	$3,193	$3,086	$10,506	$12,491

Operating income, as reported	$2,652	$1,911	$6,756	$7,994
Non-cash stock-based compensation expense	651	840	2,966	3,126
Non-GAAP operating income	$3,303	$2,751	$9,722	$11,120

Diluted EPS, as reported	$0.08	$0.53	$0.23	$0.91
Non-cash stock-based compensation expense	0.04	0.04	0.16	0.16
Non-cash income tax expense (benefit)	0.06	(0.41)	0.17	(0.42)
Non-GAAP diluted EPS	$0.18	$0.16	$0.56	$0.65

Value Added Tax Credit *
Cost of services	$191	$-	$191	$-
Sales and marketing	151	-	151	-
Research and development	88	-	88	-
General and administrative	147	-	147	-
Total	$577	$-	$577	$-

*		In the fourth quarter of 2008, the Company recorded a reduction in expenses for a Value Added Tax settlement with the French government.

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$34,705	$29,359
Short-term investments	10,805	16,968
Accounts receivable, net	27,533	27,527
Deferred tax assets, net	6,017	5,833
Prepaid expenses	5,507	5,501
Other current assets	1,995	1,414
Total current assets	86,562	86,602
Property and equipment, net	10,762	6,932
Deferred tax assets, net	5,136	7,520
Other assets, net	2,723	2,384
Total assets	$105,183	$103,438

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$11,361	$9,594
Accrued compensation and related expenses	3,486	4,381
Deferred product revenues	4,754	6,843
Deferred services revenues	31,457	28,711
Total current liabilities	51,058	49,529
Noncurrent deferred revenue	6,878	5,290
Total liabilities	57,936	54,819

Shareholders' equity:
Preferred stock	-	-
Common stock	169	179
Treasury stock	(9,714)	-
Additional paid-in-capital	83,604	79,405
Accumulated deficit	(26,812)	(30,965)
Total shareholders' equity	47,247	48,619
Total liabilities and shareholders' equity	$105,183	$103,438

Note 1: December 31, 2007 amounts are derived from the audited Consolidated Balance Sheet included in the 2007 Annual Report on Form 10-K of Interactive Intelligence, Inc., with reclassifications between cash and cash equivalents and short-term investments. These reclassifications were deemed immaterial to the prior period.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Year Ended
	December 31,
	2008	2007

Operating activities:
Net income	$4,338	$17,456
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	3,659	2,659
Stock-based compensation expense	2,966	3,126
Deferred income tax	(109)	(8,353)
Accretion of investment income	2,200	(447)
Excess tax benefits from stock-based payment arrangements	(177)	-
Changes in operating assets and liabilities:
Accounts receivable	(6)	(6,157)
Prepaid expenses	(6)	(725)
Other current assets	(581)	404
Other assets	(339)	(82)
Accounts payable and accrued liabilities	1,291	1,709
Accrued compensation and related expenses	(895)	556
Deferred product revenues	(1,788)	933
Deferred services revenues	4,033	9,075
Net cash provided by operating activities	14,586	20,154

Investing activities:
Sales of available-for-sale investments	24,150	21,615
Purchases of available-for-sale investments	(17,890)	(24,670)
Purchases of property and equipment	(6,836)	(4,086)
Acquisition of intangible and other assets	-	(1,033)
Unrealized gain on investment	8	89
Net cash used in investing activities	(568)	(8,085)

Financing activities:
Proceeds from stock options exercised	879	3,544
Proceeds from issuance of common stock	284	215
Excess tax benefits from stock-based payment arrangements	177	-
Repurchase of treasury stock	(10,012)	-
Net cash provided by (used in) financing activities	(8,672)	3,759
Net increase in cash and cash equivalents	5,346	15,828
Cash and cash equivalents, beginning of period	29,359	13,531
Cash and cash equivalents, end of period	$34,705	$29,359

Cash paid during the period for:
Income taxes	$431	$154

Other non-cash item:
Purchases of property and equipment payable at end of period	$(653)	$(128)